Exhibit 3.149

DO NOT WRITE ABOVE THIS LINE; RESERVED FOR ACC USE ONLY.

ARTICLES OF AMENDMENT
Read the Instructions L015i

1.	ENTITY NAME - give the exact name of the LLC as currently shown in A.C.C. records:

Encanto Senior Care, LLC

2.	A.C.C. FILE NUMBER:	L-1138693-0
Find the A.C.C. file number on the upper corner of filed documents OR on our website at: http://www.azcc.gov/Divisions/Corporations

CHECK THE BOX NEXT TO EACH CHANGE BEING MADE AND COMPLETE THE REQUESTED INFORMATION FOR THAT CHANGE.

3.	☐ ENTITY NAME CHANGE - type or print the exact NEW name of the LLC in the space below:

4.
☒      MEMBERS CHANGE (CHANGE IN MEMBERS) - see Instructions L015i - Use one block per person - FOR MEMBERS CURRENTLY SHOWN IN A.C.C. RECORDS - list the name of each member being changed, and below that provide any new information for that member (new name and/or address), then check all boxes that apply to indicate the change being made for that member. FOR NEW MEMBERS - in a separate block, list the name in the NEW Name blank and give the address, and check the appropriate box. If more space is needed, complete and attach the Amendment Attachment for Members form L044.

The DMG Family LLC
Name currently shown in ACC records OHI Asset HUD SF, LLC				Name currently shown in ACC records
NEW Name 200 International Circle, Suite 3500				NEW Name 439 N. Bedford Dr.
Address 1				Address 1
Address 2 (optional) Hunt Valley		MD	21030	Address 2 (optional) Beverly Hills		CA	90210
City		State or Zip		City	UNITED STATES	State or Zip
	UNITED STATES	Province				Province
Country ☐ Address change ☒ Add as 20% or more member ☐ Name change ☐ Add as less than 20% member ☐ Remove member				Country ☐ Address change ☐ Add as 20% or more member ☐ Name change ☐ Add as less than 20% member ☒ Remove member
The Lebowitz Family LLC
Name currently shown in ACC records				Name currently shown in ACC records
NEW Name 439 N. Bedford Dr.				NEW Name
Address 1				Address 1
Address 2 (optional) Beverly Hills		CA	90210	Address 2 (optional)
City		State or Zip		City		State or Zip
	UNITED STATES	Province				Province
Country ☐ Address change ☐ Add as 20% or more member ☐ Name change ☐ Add as less than 20% member ☒ Remove member				Country ☐ Address change ☐ Add as 20% or more member ☐ Name change ☐ Add as less than 20% member ☐ Remove member

L015.001	Arizona Corporation Commission - Corporations Division
Rev: 2010	Page 1 of 3

Exhibit 3.149

5.
☐   MANAGERS CHANGE (CHANGE IN MANAGERS) — Use one block per person - FOR MANAGERS CURRENTLY SHOWN IN A.C.C. RECORDS - list the name of each manager being changed, and below that provide any new information for that manager (new name and/or address), then check all boxes that apply to indicate the change being made for that manager. FOR NEW MANAGERS - in a separate block, list the name in the NEW Name blank and give the address, and check the appropriate box.  If more space is needed, complete and attach the Amendment Attachment for Managers form L043.

Name currently shown in ACC records		Name currently shown in ACC records
NEW Name		NEW Name
Address 1		Address 1
Address 2 (optional)		Address 2 (optional)
City	State or Zip	City	State or Zip
	Province		Province
Country ☐ Address change ☐ Add as member ☐ Name change ☐ Remove member		Country ☐ Address change ☐ Add as member ☐ Name change ☐ Remove member

6.	☐ MANAGEMENT STRUCTURE CHANGE - see Instructions L015i - check only one box below and follow instructions:
☐ CHANGING TO MANAGER-MANAGED LLC - complete and attach the Manager Structure Attachmentform L040. The filing will be rejected if it is submitted without the attachment.
☒ CHANGING TO MEMBER-MANAGED LLC - complete and attach the Member Structure Attachment form L041. The filing will be rejected if it is submitted without the attachment.

7. ☒ STATUTORY AGENT CHANGE - NEW AGENT APPOINTED - see Instructions L015i:
7.1 REQUIRED - give the name (can be an individual or an entity) and physical or street address (not a P.O. Box) in Arizona of the NEW statutory agent:			7.2 OPTIONAL - mailing address in Arizona of NEW Statutory Agent (can be a P.O. Box):
CT Corporation System
Statutory Agent Name (required)
Attention (optional) 2390 East Camelback Road			Attention (optional)
Address 1			Address 1
Address 2 (optional) City Phoenix	AZ State	85016 Zip	Address 2 (optional) City	State	Zip
7.3 REQUIRED - the Statutory Agent Acceptance form M002 must be submitted along with these Articles of Amendment.

8. ☐ STATUTORY AGENT ADDRESS CHANGE - ADDRESS OF CURRENT STATUTORY AGENT - complete 8.1 and/or 8.2:
8.1 NEW physical or street address (not a P. O. Box) in Arizona of the existing statutory agent:			8.2 NEW mailing address in Arizona of the existing statutory agent (can be a P.O. Box):

Attention (optional)			Attention (optional)
Address 1			Address 1
Address 2 (optional) City	State	Zip	Address 2 (optional) City	State	Zip

L015.001	Arizona Corporation Commission - Corporations Division
Rev: 2010	Page 2 of 3

Exhibit 3.149

9.	☒ ARIZONA KNOWN PLACE OF BUSINESS ADDRESS CHANGE:
9.1 Is the NEW Arizona known place of business address the same as the street address of the statutory agent?
☒ Yes - go to number 10 and continue
☐ No - go to number 9.2 and continue

9.2	If you answered “No” to number 9.1, give the NEW physical or street address (not a P.O. Box) of the known place of business of the LLC in Arizona:

Attention (optional)
Address 1
Address 2 (optional)
City Country	State or Province	Zip

10.	☐ DURATION CHANGE - check one to indicate the NEW duration or life period of the LLC:
☐__Perpetual
☐__The LLC’s life period will end on this date: _____________________ (enter a date - mm/dd/yy)
☐__The LLC’s life period will end upon the occurrence of this event:
__ ______________________________________________________________________________________________ (describe an event)

11. ☐	ENTITY TYPE CHANGE - if changing entity type, check one and follow instructions:

☐__Changing to a PROFESSIONAL LLC - number 12 must also be completed.
☐__Changing to a NON-PROFESSIONAL LLC (professional LLC becoming a regular LLC).

12.	☐ PROFESSIONAL SERVICES CHANGE - describe the NEW type of professional services the professional LLC will render:

13.	☐ OTHER AMENDMENT - if an amendment was made that was not addressed by the check boxes on this form, then you must attach to these Articles of Amendment a complete copy of the LLC’s written amendment.

SIGNATURE:	By checking the box marked “I accept” below, I acknowledge under penalty of perjury that this document together with any attachments is submitted in compliance with Arizona law.

☒    ACCEPT

/s/ Daniel J. Booth	Daniel J. Booth	11/30/2012
Signature	Printed Name	Date (mm/dd/yy)

REQUIRED - check only one and fill in the corresponding blank if signing for an entity:

☐ This is a manager-managed LLC and I am signing individually as a manager or I am signing for an entity manager named:	☒ This is a member-managed LLC and I am signing individually as a member or I am signing for an entity member named:
OHI Asset HUD SF, LLC

Filing Fee: $25.00 (regular processing) Expedited processing - add $35.00 to filing fee. All fees are nonrefundable - see Instructions.	Mail: Arizona Corporation Commission - Corporate Filings Section 1300 W. Washington St., Phoenix, Arizona 85007 Fax: 602-542-4100
Please be advised that A.C.C. forms reflect only the minimum provisions required by statute. You should seek private legal counsel for those matters that may pertain to the individual needs of your business.
All documents filed with the Arizona Corporation Commission are public records and are open for public inspection.
If you have questions after reading the Instructions, please call 602-542-3026 or (within Arizona only) 800-345-5819.

L015.001	Arizona Corporation Commission - Corporations Division
Rev: 2010	Page 3 of 3